EXHIBIT 10.10

FISCAL 2010 CORPORATE BONUS PLAN

This Fiscal 2010 Corporate Bonus Plan applies to all employees of Concur Technologies, Inc. (“Concur”), other than employees compensated under sales commission plans, for fiscal 2010:

1.	Bonuses are earned under this Fiscal 2010 Corporate Bonus Plan if Concur achieves a target level of fiscal 2010 non-GAAP pre-tax earnings, as determined by the Board of Directors (the “Corporate Bonus Plan Target”). Bonuses for each employee shall be paid in an amount equal to the percentage of the employee’s base salary selected by the Chief Executive Officer, provided that the bonus amount for executive officers of Concur subject to Section 16 of the Securities Exchange Act of 1934 (“Section 16 Officers”), shall be as follows:

Section 16 Officer	Target Cash Bonus
S. Steven Singh, Chief Executive Officer and Chairman of the Board of Directors		US$600,000

Rajeev Singh, President, Chief Operating Officer, and Director		US$550,000

John F. Adair, Chief Financial Officer	US$	0

Kyle R. Sugamele, Chief Legal Officer		US$150,000

Michael Hilton, Executive Vice President of Worldwide Marketing		US$193,557

Michael Eberhard, Executive Vice President Worldwide Sales & Business Development		Not Eligible

Robert Cavanaugh, Executive Vice President of Client Development		Not Eligible

2.	The target cash bonus is earned and payable if Concur achieves the Corporate Bonus Plan Target.

3.	For each 1% that actual fiscal 2010 non-GAAP pre-tax earnings is above the Corporate Bonus Plan Target, the cash bonus of each eligible employee can be increased by 2.5% at the discretion of the Chief Executive Officer (but only at the discretion of the Board of Directors for the Section 16 Officers) up to a maximum of 200% of such employee’s target cash bonus at 100% achievement of the Corporate Bonus Plan Target.

4.	If actual fiscal 2010 non-GAAP pre-tax earnings are less than 100% of the Corporate Bonus Plan Target, then cash bonuses under the 2010 Corporate Bonus Plan will be paid, but reduced on a pro-rata basis for all eligible employees such that actual fiscal 2010 non-GAAP pre-tax earnings equals a minimum level, as determined by the Board of Directors.

5.	The amount of cash bonus payable to each eligible employee can be reduced at the discretion of the Chief Executive Officer (but only at the discretion of the Board of Directors for the Section 16 Officers).

6.	Non-GAAP pre-tax earnings consists of Concur’s GAAP pre-tax earnings for fiscal 2010 adjusted to eliminate share-based compensation expenses, amortization of acquired intangible assets, and income tax expense.

7.	Only persons employed by Concur at the end of fiscal 2010 are eligible to receive bonuses under this plan, pro rata to their service during the year.